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Exhibit 8.1

[Letterhead of Fulbright & Jaworski L.L.P.]

September 30, 2003

To the Board of Directors
Durban Roodepoort Deep, Limited
45 Empire Road
Parktown, Johannesburg
South Africa, 2193

Re:	Registration Statement on Form F-3 of Durban Roodepoort Deep, Limited

Gentlemen:

        We have acted as special United States tax counsel to Durban Roodepoort Deep, Limited, a company incorporated under the laws of the Republic of South Africa (the "Company"), in connection with the preparation of a Registration Statement on Form F-3, No. 333-102800 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $66,000,000 aggregate principal amount of the Company's 6% Senior Convertible Notes due 2006 (the "Notes") and 17,600,002 of the Company's ordinary shares (the "Shares") issuable upon conversion of the Notes in the form of Shares or American depositary shares, each representing one Share (the "ADSs").

        In rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth, completeness and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the Registration Statement and such other documents, records and matters of law as in our judgment were necessary or appropriate.

        In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that original documents (including signatures) are authentic, that documents submitted to us as copies conform to the original documents, and that there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        On the basis of the foregoing, and subject to the assumptions and qualifications set forth herein, we hereby confirm that the discussion under the caption "Material Income Tax Consequences—United States" in the Registration Statement, insofar as such discussion represents legal conclusions relating to or statements of U.S. federal income tax law, subject to the qualifications and limitations described therein, and except for the specific discussion regarding the Company's possible U.S. federal income tax characterization as a passive foreign investment company discussed in "Passive Foreign Investment Company," constitutes our opinion as to the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes and any Shares or ADSs received upon the conversion of the Notes. While such discussion addresses the material anticipated United States federal income tax consequences applicable to certain holders of the Notes and any Shares or ADSs received upon conversion of the Notes, it does not purport to discuss all United States federal income tax considerations and our opinion is limited to those United States federal income tax considerations and, to a limited extent, United States federal estate and gift tax laws specifically discussed therein.

        In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.
This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and we cannot provide assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, we cannot provide assurance that future legislative, judicial or administrative changes would not, on either a prospective or retroactive basis, adversely affect the accuracy of the conclusions stated herein. Moreover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws as they might relate to this opinion.

2.
In giving this opinion, we express no opinion other than as to the federal income tax laws and, to a limited extent, federal estate and gift tax laws of the United States of America.

3.
This opinion is based upon the facts and circumstances set forth in the Registration Statement. Moreover, we have assumed that all of the representations, warranties, statements and assumptions upon which we have relied remain true and accurate at all relevant times. Any change after the date hereof in the facts and circumstances set forth in the Registration Statement or any inaccuracy in the representations, warranties, statements and assumptions upon which we have relied may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

        We are furnishing this letter in our capacity as special United States tax counsel to the Company. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Certain Income Tax Considerations—United States" in the Registration Statement. In giving such consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act and we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P. Fulbright & Jaworski L.L.P.

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  Exhibit 8.1